UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

MIND Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13490	76-0210849
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2002 Timberloch Place, Suite 550
The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-353-4475

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A Preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

MIND Technology, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 13, 2023, solely to furnish a copy of a press release issued by the Company regarding the reverse stock split reported under Item 5.03 below.

Item 3.03        Material Modification to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 30, 2023, MIND Technology, Inc. (the “Company”) held its Annual Meeting of Stockholders at which the Company’s stockholders approved a proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter”) to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, $0.01 par value per share (“Common Stock”), at a ratio in the range of one-for-ten to one-for-thirty, with such ratio to be determined in the discretion of the Company’s board of directors (the “Board”) and with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Reverse Stock Split is part of the Company’s plan to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Stock Market LLC (“Nasdaq”).

On September 28, 2023, the Board approved the Reverse Stock Split at a ratio of one-for-ten. On October 12, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Charter (the “Charter Amendment”) to effect the Reverse Stock Split. The Charter Amendment will become effective at 5:00 p.m. Eastern Time on October 13, 2023.

As a result of the Charter Amendment and Reverse Stock Split, every ten shares of issued and outstanding Common Stock will automatically be combined into one issued and outstanding share of Common Stock, without any change in par value per share. Proportionate adjustments will also be made to any outstanding securities or rights convertible into, or exchangeable or exercisable for, shares of Common Stock. Fractional shares will not be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will be entitled to receive one full share of post-Reverse Stock Split Common Stock, in lieu of receiving such fractional shares. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s relative interest in the Company’s equity securities. The Reverse Stock Split will reduce the number of shares of issued and outstanding Common Stock from approximately 13,788,738 shares to approximately 1,378,874 shares.

The Common Stock will begin trading on Nasdaq on a reverse split-adjusted basis when the market opens on October 16, 2023 under the existing ticker symbol “MIND”. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 602566309. The par value per share of the Common Stock will remain unchanged at $0.01.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In connection with the Reverse Stock Split, on October 12, 2023, the Company filed with the Secretary of State of the State of Delaware a Fourth Certificate of Amendment (the “Fourth Amendment”) of Certificate of Designations, Preferences and Rights of 9.00% Series A Cumulative Preferred Stock (the “Preferred Stock Certificate”) to increase the Share Cap, as defined in the Preferred Stock Certificate, and decrease the Exchange Cap, as defined in the Certificate of Designations, on a pro rata basis in proportion with the one-for-ten ratio of the Reverse Stock Split.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01        Regulation FD Disclosure

On October 13, 2023, the Company issued a press release titled “MIND Technology Announces Reverse Stock Split.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of MIND Technology, Inc.
3.2	Fourth Certificate of Amendment of Certificate of Designations, Preferences and Rights of MIND Technology, Inc. 9.00% Series A Cumulative Preferred Stock.
99.1	MIND Technology, Inc. press release dated October 13, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND Technology, Inc.

October 13, 2023	By:	/s/ Robert P. Capps
Name: Robert P. Capps Title: President and Chief Executive Officer